UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 20, 2018
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2018 Awards Pursuant to the PG&E Corporation 2014 Long-Term Incentive Plan (“LTIP”)

On February 20, 2018, the Compensation Committee (the “Committee”) of the PG&E Corporation Board of Directors approved the terms and total values of awards to be granted under the LTIP on March 1, 2018 (the “Grant Date”) to the officers of PG&E Corporation and Pacific Gas and Electric Company (“the Utility”), including the officers named in the table below.  (The independent members of the applicable Board of Directors approved the total value of LTIP awards for Geisha J. Williams and Nickolas Stavropoulos on February 21, 2018.)

The 2018 awards will consist of restricted stock units (“RSUs”), performance shares, and nonqualified stock options, which will comprise 45%, 35%, and 20%, respectively, of the total LTIP award value.  All LTIP awards are subject to PG&E Corporation and Pacific Gas and Electric Company Executive Incentive Compensation Recoupment Policy, as may be amended by the companies from time to time.

RSU Awards

The number of RSUs granted to each officer will be determined by dividing 45% of the officer’s total LTIP award value by the closing price of a share of PG&E Corporation common stock on the grant date.  The RSUs will vest in three equal annual installments on the first business day of March in 2019, 2020, and 2021.  (See below for information regarding vested RSUs settlement and regarding dividend equivalents.)

Performance Share Awards

The Committee approved granting performance share awards for 2018 based on the following measures:

•
Total shareholder return (“TSR”):  This measure is defined as PG&E Corporation’s TSR measured by stock price appreciation and declared dividends over the three-year performance period, as compared to the TSR of comparator companies during the same period.  Performance shares with this measure will comprise 20% of the total LTIP award value.

•
Safety: Serious Injuries and Fatalities” (“SIF”): Effectiveness of Corrective Actions:  This measure is defined as the total actual number of repeat SIF events that occur during the three-year performance period.  Performance shares with this measure will comprise 10% of the total LTIP award value.

•
Financial: Earnings from Operations per Share (“EFO EPS”):  Under this measure, recorded earnings from operations (EFO) is compared to the midpoint of each year’s EFO per share guidance range (or approved EFO forecast if guidance is not issued) to calculate an annual score, and the results are averaged for each of 2018, 2019, and 2020.  (See definition of “earnings from operations” in footnote 10 in the 2018 Short-Term Incentive Plan table below.)  Performance shares with this measure will comprise 5% of the total LTIP award value.

The number of each type of performance shares to be granted will be determined by dividing the proportionate amount of the total LTIP award value (as shown in the table under “Summary of 2018 Compensation” below), based on the percentages described above, by the grant date fair value of each type of performance share as determined under applicable accounting rules.  The Committee has established threshold, target, and maximum performance targets for each performance measure, the achievement of which will result in payout percentages of 25%, 100%, and 200%, respectively.  If the results fall between the threshold and target goals or between the target and maximum goals, the payout percentage for the applicable performance shares will be determined according to a payout scale.  Performance shares will vest, if at all, following the Committee’s certification of the extent to which performance goals were achieved at the end of the associated performance period.

Vested RSUs and performance shares will be settled on a “net issuance basis” by the issuance of the number of shares of PG&E Corporation common stock equal to the number of vested RSUs and performance shares, respectively, reduced by the number of shares having an aggregate value equal to the applicable taxes and other amounts required to be withheld.

RSUs and performance shares accrue dividend equivalents for any period when dividends would otherwise be payable for actual shares.  Dividend equivalents accrued on RSUs are paid in cash, subject to the same terms and conditions as the underlying RSUs.  Dividend equivalents accrued on performance shares are paid in cash, based on the same payout percentage used to determine the payout amount, if any, with respect to the underlying performance shares.

Stock Options

The number of nonqualified stock options granted to each officer will be determined by dividing 20% of the officer’s total LTIP award value by the grant date fair value of stock options as determined by an appropriate American call option model.  Each stock option will vest annually on a three-year pro-rata basis, have an exercise price set at the fair market value of a share of stock on the grant date, and be exercisable for up to a maximum of 10 years after the grant date.

Approval of 2018 Short-Term Incentive Plan (“2018 STIP”)

On February 20, 2018, the Committee also approved the performance measures and targets for the 2018 STIP under which officers and employees of PG&E Corporation and the Utility are provided the opportunity to earn cash awards to the extent that the performance goals in the areas of public and employee safety, customer satisfaction, and financial performance are met.  The performance measures, targets, and weightings of the 2018 STIP components are shown in the following table:

Weight	2018 STIP Performance Measures	Threshold	Target	Maximum
50%	Safety
	Nuclear Operations
5%	Diablo Canyon Power Plant (DCPP) Reliability and Safety (1)
	DCPP Unit 1 Score	85.3	96.4	100.0
	DCPP Unit 2 Score	85.3	87.6	90.0
	Electric Operations
10%	Public Safety Index (PSI) (2)	0.5	1.0	2.0
	Gas and Electric Operations
10%	Asset Records Duration Index (3)	0.5	1.0	2.0
	Gas Operations
5%	Gas In-Line Inspection (ILI) and Upgrade Index (4)	0.5	1.0	2.0
5%	Gas Dig-ins Reduction (5)	1.89	1.84	1.75
	Employee Safety
10%	Serious Injuries and Fatalities (SIF) Corrective Actions Index (6)	0.5	1.0	2.0
5%	Safe Driving Rate (7)	6.7	6.5	6.1
25%	Customer	67.3%	71.3%	75.3%
15%	Customer Satisfaction Score (8)	74.2	75.2	76.7
10%	Customer Connection Cycle Time (9)	15	10	8
25%	Financial
25%	Earnings from Operations (EFO) (10)	*	*	*

(1) Diablo Canyon Power Plant (“DCPP”) Reliability and Safety Indicator—Year-end score based on 11 performance indicators for nuclear power generation, including unit capability, on-line reliability, safety system unavailability, radiation exposure, and safety accident rate, as reported to the Institute of Nuclear Power Operations for DCPP Units 1 and 2.
(2) Public Safety Index — New measure consisting of a weighted index of three electric programs that evaluate the effectiveness of compliance activities in the Fire Index Areas:  (1) Vegetation Non-Exempt Pole Clearing (25%), (2) Routine Line Vegetation Management (50%), and (3) Tree Mortality Mitigation Program (25%).
(3) Asset Records Duration Index — New measure consisting of a weighted index tracking the average number of days to complete the as-built process in the system of record for electric and gas capital and expense jobs from the time construction is completed in the field or released to operations:  (1) Gas: Transmission (30%), (2) Gas: Station (5%), (3) Gas: Distribution (15%), (4) Electric: Transmission Line (12.5%), (5) Electric: Substation (12.5%) and (6) Electric: Distribution (25%).
(4) Gas In-Line Inspection and Upgrade Index — Index measuring the Utility’s ability to complete planned in-line inspections and pipeline retrofit projects.
(5) Gas Dig-ins Reduction — Number of third-party dig-ins to the Utility’s gas assets per 1,000 Underground Service Alert tickets.  A dig-in refers to any damage (impact or exposure) that result in a repair or replacement of an underground facility as a result of an excavation.
(6) Serious Injuries and Fatalities (“SIF”) Corrective Action Index — Index measuring (1) percentage of SIF corrective actions completed on time, and (2) quality of corrective actions as measured against an externally derived framework. In 2018 contractor SIF events will be included in the quality of corrective actions measured.
(7) Safe Driving Rate — New measure tracking the total number of alerts for hard braking and hard acceleration per thousand miles driven in company vehicles equipped with in-vehicle performance monitors.
(8) Customer Satisfaction Score — Overall satisfaction of customers with the products and services offered by the Utility, as measured through an ongoing survey.
(9) Customer Connection Cycle Time — New measure tracking the 12-month average design and construction cycle time for electric residential disconnect/reconnect work requested by the Utility’s customers and performed through Express Connections (the Utility’s new customer gateway), measured in business days.
(10) Earnings from Operations (“EFO”) — Non-GAAP financial measure calculated as income available for common shareholders less items impacting comparability.  “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods.

The Committee retains complete discretion to determine and pay all 2018 STIP awards to officers and non-officer employees.  This includes discretion to reduce the final score on any and all measures downward to zero. Upon recommendation of the PG&E Corporation Chief Executive Officer, the Committee may apply an individual performance modifier (0% to 150%) to an officer’s award.  Also, payments under the STIP are subject to PG&E Corporation and Pacific Gas and Electric Company Executive Incentive Compensation Recoupment Policy, as may be amended by the companies from time to time.

Summary of 2018 Compensation

The following table shows the total values of the 2018 awards under the LTIP, the 2018 STIP participation rates, and the base salaries assumed to be earned during 2018 that would be used to calculate potential STIP payments for each of the identified officers:

Officer	Title	Total LTIP Award Value	Base Salary (1)	2018 STIP Participation Rate (% of Base Salary)
Geisha J. Williams	Chief Executive Officer and President, PG&E Corporation	8,000,000	1,085,000	130%
Nickolas Stavropoulos	President and Chief Operating Officer, Utility	3,000,000	832,000	85%
Jason P. Wells	Senior Vice President and Chief Financial Officer, PG&E Corporation	2,500,000	630,000	75%
John R. Simon	Executive Vice President and General Counsel, PG&E Corporation	2,250,000	603,800	75%
Dinyar B. Mistry	Senior Vice President, Human Resources and Chief Diversity Officer, PG&E Corporation and Utility	900,000	512,000	60%
David S. Thomason	Vice President and Controller, PG&E Corporation and Vice President, Chief Financial Officer and Controller, Utility	325,000	325,000	45%

(1) Includes salary increases, if applicable, that will take effect on March 1, 2018.  Actual payout under the 2018 STIP will be determined based on the total amount of base salary earned during the fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ LINDA Y.H. CHENG
Dated: February 26, 2018		LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ LINDA Y.H. CHENG
Dated: February 26, 2018		LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary